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EXHIBIT 23.1               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60999) pertaining to the Price Enterprises 1995 Combined Stock Grant and Stock Option Plan and the Price Enterprises Directors' 1995 Stock Option Plan of our report dated January 19, 1999, (except for Note 12, as to which the date is January 22, 1999) with respect to the consolidated financial statements and schedule of Price Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP



San Diego, California
March 24, 1999